Exhibit 99.1
Cambium Learning Group, Inc. Provides Selected Preliminary Results and Announces
Year End Earnings Call
Dallas, February 8, 2010-Cambium Learning Group, Inc. [Nasdaq: ABCD, the “Company”], a leading provider of research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services, today provided selected preliminary operating results for the year ended December 31, 2010, and announced that it will hold a conference call to discuss 2010 full year results on March 3, 2011, at 5:00 p.m. Eastern Time. The call will be based on unaudited results through December 31, 2010.
Selected Operating Results for Q4 and the Full year 2010
The Company expects to report fourth quarter adjusted sales between $49.0 and $49.5 million compared with $43.8 million for the same period in 2009, representing an increase of approximately 12-13%. The Company expects to report fourth quarter adjusted EBITDA between $13.4 and $13.9 million compared with $8.8 million for the same period in 2009, representing an increase of 52% to 57%.
With the Company’s strong sales in the fourth quarter, the expected adjusted sales for the full year 2010 are $193.9 to $194.4 million, compared with the September 30, 2010 trailing twelve month adjusted sales of $188.7 million. The strong fourth quarter sales results significantly reduced the year-on-year sales decline experienced through the third quarter. The Company’s projected full year adjusted sales are now expected to be down versus prior year by 3% to 4%.
The improved sales along with the realization of approximately $10 million in full-year merger related cost synergies and additional targeted cost savings in the fourth quarter provided improved earnings for the Company for the year. As a result, the Company expects adjusted EBITDA to be in the range of $54.5 to $55.0 million for the full year 2010 compared with $50.8 million for the full year 2009.
Ron Klausner, Chief Executive Officer stated, “Although 2010 proved to be challenging with state and local budgets having impacted some of our products, we were pleased to see the improvement in the fourth quarter as we put the merger related activities further behind us. On our third quarter earnings call we referred to significant stimulus funded deals we were pursuing for closure in 2010 for the Voyager segment. We successfully closed several sizable transactions in the fourth quarter of 2010.”

Klausner added, “The recent Voyager sales wins, a strong finish in our online supplemental subscription offerings and the realization of targeted merger cost synergies, allowed us to finish 2010 with an anticipated adjusted EBITDA increase of 7% to 8%. In addition, we were also able to make $4 million in growth investments in the Sopris and Cambium Learning Technologies business units.”
The Company also reports that the ending cash and cash equivalent balance is expected to be $12 million. Due to the timing of the significant Voyager transactions late in 2010, accounts receivable will temporarily rise by $13 million. The Company expects to report a year-end 2010 accounts receivable balance of approximately $32 million compared to a year-end 2009 balance of $19 million. The Company’s 2010 year-end long term debt balance was $152 million which includes $1 million classified as the current portion on the balance sheet. The Company had no borrowings outstanding on its revolving line of credit. Capital lease obligations were $13 million at year end, including $0.4 million classified as the current portion on the balance sheet.
The Company will provide additional commentary and more detailed results on our upcoming conference call. To listen to the Company’s upcoming conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Thursday, March 3, 2011. The call will be recorded and archived until Thursday, April 7, 2011, and can be replayed by calling (877) 344-7529 and entering ID# 448276. The conference call will also be Webcast and available on the Company’s Website at www.cambiumlearninggroup.com.
Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted sales are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted sales provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, including the late 2009 acquisition of Voyager Learning Company, and provide investors with a view of the combined Company’s operations from management’s perspective. Adjusted EBITDA and adjusted sales exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The primary adjustments items during 2010 related to one-time merger integration costs and the impact of purchase accounting on acquired deferred revenue net of deferred costs. These two items are expected to total a full year adjustment of $17 million at the EBITDA level. As expected, these amounts declined throughout 2010 and in Q4 the total for these items is expected to be $1 million. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. Non-GAAP measures will be reconciled to GAAP results in the companies’ final earnings release scheduled for March 3, 2011 and associated SEC filings for the year ending 2010.

About Cambium Learning Group, Inc.
Cambium Learning Group, Inc. (Nasdaq:ABCD) is based in Dallas, Texas, and operates three business units: Voyager, a comprehensive intervention business; Sopris, a supplemental solutions business; and Cambium Learning Technologies, which includes ExploreLearning, IntelliTools, Kurzweil and Learning A-Z. Through its core divisions, Cambium Learning Group, Inc. provides research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services primarily focused on serving the needs of the nation’s most challenged learners and enabling students to realize their full potential. The company’s website is www.cambiumlearninggroup.com.
Media and Investor Contact:
Shannan Overbeck
Cambium Learning Group, Inc.
214.932.9476
shannan.overbeck@cambiumlearning.com
Forward Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition and the risk that competitors will seek to capitalize on the risks and uncertainties confronting the new combined company, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
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